Exhibit 99.1

Majority of Ubiquity Shareholders Support Registration Rights Agreement

87% of the Restricted Stockholders of Ubiquity Are Now Party to the Registration Rights Agreement

IRVINE, Calif., October 8, 2014 - Ubiquity, Inc. (OTCBB: UBIQ) (“Ubiquity” or the “Company”), a technology development and licensing company that holds an extensive portfolio of patents across multiple technology market verticals, announced that the stockholders that have become a party to the previously announced registration rights agreement for a proposed firm commitment underwritten offering for gross proceeds to the Company of at least $40 million (the “Proposed Offering”) has increased to stockholders that hold 87% of the Company’s issued and outstanding restricted common stock. The registration rights agreement became effective on September 22, 2014 and restricted stockholders have until October 31, 2014 to become a party to this agreement.

The Registration Rights Agreement will continue to be effective as long as certain events (“Milestones”) are achieved on or prior to the date specified in the Registration Rights Agreement. These milestones include engaging a managing underwriter on terms acceptable to Ubiquity and other matters related to a registered offering. The Proposed Offering is intended by the Company to enable it to satisfy the requirements to uplist the Company’s common stock to NASDAQ.

“We are pleased to see the continued support from our shareholders as we move toward completing our goals both operationally and within the public markets,” stated Chris Carmichael, CEO of Ubiquity, Inc. “We are greatly encouraged by the additional support received by our shareholders who wish to participate in the proposed offering, perpetuating our continued success.”

“Now that we have gained commitment from our Company executives and holders of over 87% of the Company’s restricted common stock, we are eager to begin implementing our rapid growth strategy and deliver upon our Company’s milestones”, concluded Mr. Carmichael.

"We appreciate the overwhelming support and commitment of our investors holding restricted stock supporting our efforts to uplist to NASDAQ as part of our long-term strategic plan”, said Nicholas Mitsakos Co-Chairman of Ubiquity.

Holders of restricted common stock that are party to the Registration Rights Agreement have agreed to not sell their shares except as part of the Proposed Offering or unless certain events (“milestones”) are not achieved by the dates specified in the Registration Rights Agreement. These milestones represent some of the key execution points to successfully complete a Proposed Offering such as engaging the managing underwriter, filing the registration statement with the SEC on Form S-1 and completing the offering. Each Holder may choose to opt out and not sell their shares in any Proposed Offering if the price or other terms are not acceptable to them.

The Registration Rights Agreement was previously announced by the Company on September 11, 2014. It became effective on September 22, 2014.

The Company’s filings with the Securities and Exchange Commission are available at the SEC’s website at http://www.sec.gov.

Herrick, Feinstein LLP is serving as legal counsel to the Company in this transaction.

About Ubiquity, Inc.

Based in Irvine, CA, Ubiquity is a vertically integrated, technology-focused media company. Ubiquity is focused in five specific areas with a robust portfolio of patents and intellectual property. The Company has developed an intuitive user interface making access to all content from any device in a simple, consistent format, has enabled the search and identification of any object and image in all video and digital media, and has developed a platform for mobile transaction including the integration of payments, money transfers, coupons and gifts. The Sprocket is an industry-leading, intuitive, immersive consumer experience for all web-based activity, and allows for the personalization of all content, whether public or private, in a unique, accessible way.

Through Ubiquity Labs we are leveraging an extensive portfolio of intellectual property spanning Web 3.0, immersive advertising, video compression, content distribution, eCommerce, and mobile applications to support the commercialization of new technologies. In addition, we intend to pursue strategic licensing opportunities.

To download Ubiquity's investor relations app, which offers access to SEC documents, press releases, videos, audiocasts and more, please click to download from your iPhone or iPad or Android device.

Forward-Looking Statements

This news release contains forward-looking statements and information that are based on the beliefs of management and reflect the Company's current expectations. When used in this news release, the words “anticipate,” “belief,” “estimate,” “expect,” “hope,” “intend,” “may,” “plan,” “positioned,” “predict,” “project,” “propose,” “should,” “strategy,” “will” and the negative or other variation of these words or such variations thereon or comparable terminology, are intended to identify forward-looking statements and information. Such statements and information reflect the current view of the Company with respect to risks and uncertainties that may cause actual results to differ materially from those contemplated in those forward-looking statements and information.

By their nature, forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements, or other future events, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the failure of the business strategy, the integrity of the Company's patents and proprietary intellectual property, and competition. The Company cautions that the foregoing list of risk factors is not exhaustive and is subject to change and there can be no assurance that such assumptions will reflect the actual outcome of such items or factors. When relying on the Company's forward-looking statements and information to make decisions, investors and others should carefully consider the foregoing factors and other uncertainties and potential events, including the risk factors set out in the Company's 10K for the year ended December 31, 2013. See the sections entitled "Risk Factors" in Ubiquity's quarterly and annual reports as filed by Ubiquity from time to time with the Securities and Exchange Commission. The Company has assumed that the material factors referred to above will not cause such forward-looking statements and information to differ materially from actual results or events.

THE FORWARD-LOOKING INFORMATION CONTAINED IN THIS NEWS RELEASE REPRESENTS THE EXPECTATIONS OF THE COMPANY AS OF THE DATE OF THIS NEWS RELEASE AND, ACCORDINGLY, IS SUBJECT TO CHANGE AFTER SUCH DATE. READERS SHOULD NOT PLACE UNDUE IMPORTANCE ON FORWARD-LOOKING INFORMATION AND SHOULD NOT RELY UPON THIS INFORMATION AS OF ANY OTHER DATE. WHILE THE COMPANY MAY ELECT TO, IT DOES NOT UNDERTAKE TO UPDATE THIS INFORMATION AT ANY PARTICULAR TIME EXCEPT AS REQUIRED IN ACCORDANCE WITH APPLICABLE SECURITIES LEGISLATION.

THIS PRESS RELEASE AND THE DOCUMENTS REFERENCED IN THIS PRESS RELEASE DOES NOT CONSTITUTE AN OFFER OR ANY SOLICITATION OF AN OFFER FOR THE SALE OF ANY SECURITIES. ANY SUCH SALE THAT INVOLVES A PUBLIC OFFERING MAY ONLY BE MADE THROUGH A PROSPECTUS THAT IS INCLUDED IN A REGISTRATION STATEMENT THAT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND IS EFFECTIVE.

Contact:

Investors:

KCSA Strategic Communications

Todd Fromer / Phil Carlson

tfromer@kcsa.com / pcarlson@kcsa.com

212-896-1215 / 212-896-1233